Exhibit 99.3

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by [.] [.].m., Eastern Time, on [.], 2018. Vote by Internet • Go to www.investorvote.com/STC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, and 3. ForAgainst Abstain 1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 18, 2018, by and among Stewart Information Services Corporation (“Stewart”), Fidelity National Financial, Inc., A Holdco Corp. and S Holdco LLC. 2. Approve, on a non-binding advisory basis, certain compensation that will or may be paid by Stewart to its named executive officers that is based on or otherwise relates to the mergers. 3. Approve an adjournment of the special meeting of stockholders of Stewart, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD + 1 P C F 02TR3B #90897371v2 Special Meeting Proxy Card x IMPORTANT SPECIAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Proxy Statement is available at: http://www.stewart.com/2018-special-meeting IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + This Proxy Card is being solicited by Stewart Information Services Corporation. Proxy — STEWART INFORMATION SERVICES CORPORATION PROXY VOTING INSTRUCTIONS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [.], 2018 The undersigned appoints Ken Anderson Jr., Pamela Butler O’Brien, and John L. Killea, and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the special meeting of stockholders thereof to be held on [.], 2018, or at any adjournment thereof. Unless otherwise marked, this proxy will be voted FOR the approval of the approval and adoption of the Agreement and Plan of Merger, FOR the non-binding approval of certain compensation that will or may be paid by Stewart to its named executive officers, and FOR approval of an adjournment of the special meeting if there are not sufficient votes to approve and adopt the agreement, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the special meeting. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. #90897371v2

stewart®

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [.] [.].m., Eastern Time, on [.], 2018.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

	For	Against	Abstain
1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 18, 2018, by and among Stewart Information Services Corporation ("Stewart"), Fidelity National Financial, Inc., A Holdco Corp. and S Holdco LLC.	☐	☐	☐
2. Approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Stewart to its named executive officers that is based on or otherwise relates to the mergers.	☐	☐	☐
3. Approve an adjournment of the special meeting of stockholders of Stewart, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02TR6B

. The undersigned, as a named fiduciary for voting purposes, hereby directs Charles Schwab Bank, as Trustee for the Company’s 401(k) Salary Deferral Plan, to vote all shares of common stock of Stewart Information Services Corporation allocated to my account as of [.], 2018, as directed. I understand that I am to mail this confidential voting instruction card to Computershare acting as tabulation agent, or vote by Internet or telephone as described on proxy, and that my instructions must be received by Computershare no later than [.] [.].m. Eastern Time two days prior to the special meeting day. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document. The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted. I acknowledge receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Proxy Statement is available at: http://www.stewart.com/2018-special-meeting IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + This Proxy Card is being solicited by Stewart Information Services Corporation. Proxy — STEWART INFORMATION SERVICES CORPORATION - 401(k) Salary Deferral Plan PROXY VOTING INSTRUCTIONS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [.], 2018 The undersigned appoints Charles Schwab Bank, as Trustee for the Company’s 401(K) Salary Deferral Plan, as proxy with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the special meeting of stockholders thereof to be held on [.], 2018, or at any adjournment thereof. The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. #90897379v3